SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  November 13, 1996


                       ALLIANCE PHARMACEUTICAL CORP.
               (Exact Name of Registrant as Specified in Charter)


    New York                        0-12900             14-1644018
 (State or Other Jurisdic-         (Commission        (IRS Employer
 tion of incorporation)            File Number)     Identification No.)


   3040 Science Park Road, San Diego, CA 92121
   (Address of Principal Executive Offices, including Zip Code)


Registrant's telephone number, including area code:  619-558-4300

                                N.A.
    (Former Name or Former Address, if Changed Since Last Report)

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Item 2.  Acquisition or Disposition of Assets.

     On November 13, 1996, the Company acquired MDV Technologies, Inc. ("MDV"), a Delaware corporation, through the merger (the "MDV Merger") of MDV Acquisition Corp., a wholly-owned Delaware subsidiary of the Company, with and into MDV. The consideration payable in the MDV Merger consists of $15.5 million, payable $3 million on the date the MDV Merger was consummated (the "Effective Date"), $2.5 million on each date occurring three months, six months and nine months after the Effective Date, and $5 million on the first anniversary of the Effective Date. The initial $3 million payment, which was made through the delivery of shares of Common Stock, $.01 par value, of the Company, included approximately $1,951,000 in repayment of outstanding MDV debt.

     Additionally, the Company will pay up to $20 million if advanced clinical development or licensing milestones are achieved in connection with MDV's technology. The Company will also make certain royalty payments on the sales of products, if any, developed from such technology. The Company may buy out its royalty obligation for $10 million (increasing over time). All of such payments may be made in cash or, at the Company's option, shares of Common Stock of the Company, except for the royalty obligations which will be payable only in cash. The Company has not determined whether subsequent payments (other than royalties) will be made in cash or in Common Stock or, if made in cash, the source of such payments.

     The purchase price was determined through negotiations between the Company and MDV.

     The physical property of MDV which was acquired was used by MDV for the development of products for the treatment and prevention of surgical adhesions. The Company plans to continue to use these assets for such purposes.


Item 7.  Financial Statements, Pro Forma Financial
         Information and Exhibits


         c.       Exhibits

                    1. Agreement and Plan of Merger Agreement by and among Alliance Pharmaceutical Corp., MDV Acquisition Corp. and MDV Technologies, Inc. dated October 8, 1996.

                    2. Certificate of Merger of MDV Acquisition Corp. into MDV Technologies, Inc. dated November 12, 1996.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          ALLIANCE PHARMACEUTICAL CORP.


                          By: /s/    Duane J. Roth
                              Name:  Duane J. Roth
                              Title: Chairman of the Board of Directors
                                       and Chief Executive Officer

Dated:  November 20, 1993

                                  EXHIBIT INDEX


                    1.   Agreement and Plan of Merger Agreement by and among
                          Alliance Pharmaceutical Corp., MDV Acquisition Corp. and MDV Technologies, Inc. dated October 8, 1996.

                    2.   Certificate of Merger of MDV Acquisition Corp. into MDV
                          Technologies, Inc. dated November 12, 1996.